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                                                                   EXHIBIT 10.58

                            NEXTERA ENTERPRISES, INC.


                                November 8, 2000


Steven B. Fink, Chairman
Nextera Enterprises, Inc.
844 Moraga Drive
Los Angeles, CA 90049

Dear Mr. Fink:

     This letter will confirm the terms of your continued employment with Nextera Enterprises, Inc. (Nextera) effective October 15, 2000.

     1.   Your employment shall be on an "at will" basis.

     2. You shall receive compensation of $2,500 per month payable consistent with Nextera payroll practices.

     3. You shall continue to be entitled to participate in all employee benefit plans or programs of Nextera on the same basis as other senior managers, to the extent that your position, tenure, salary, age, health and other qualifications make you eligible to participate, subject to the terms, conditions, rules and regulations applicable thereto.

     4. All vested and unvested options to acquire shares of Nextera stock previously granted to you have been terminated and are no longer in effect.

     Please confirm your agreement to the foregoing by signing and dating this letter in the space provided below.

                                          Sincerely,

                                          NEXTERA ENTERPRISES, INC.


                                          By: /s/ Stanely E. Maron
                                             ---------------------------
                                             Stanley E. Maron, Secretary

AGREED AND ACCEPTED:


/s/ Steven B. Fink                       Dated: November 10, 2000
-------------------------------
Steven B. Fink